AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 13, 2007

Registration No. 333-126930

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE
AMENDMENT NO. 3 TO
FORM S-2 ON FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SPHERIX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

52-0849320
(I.R.S. employer identification number)

12051 Indian Creek Court, Beltsville, Maryland 20705,
(301) 419-3900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Claire L. Kruger
Chief Executive Officer and Chief Operating Officer
Spherix Incorporated
12051 Indian Creek Court
Beltsville, Maryland 20705
(301) 419-3900
(301) 210-4908 (Fax)
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

COPIES TO:

James E. Baker, Jr.
Baxter, Baker, Sidle, Conn & Jones, P.A.
120 E. Baltimore Street
Baltimore, Maryland 21202
(410) 385-8122
(410) 230-3801 (Fax)

DEREGISTRATION OF SECURITIES

Spherix Incorporated, a Delaware corporation (the “Company”), previously filed a registration statement (File No. 333-126930) for the purpose of registering 2,378,726 shares of its common stock to be issued pursuant to a Standby Equity Distribution Plan (the “Plan”).  The Company is filing this Post-Effective Amendment in accordance with the undertaking contained in that registration statement to deregister any and all remaining unsold shares of common stock covered by such registration statement as of the date hereof.  The Company has ceased offering securities under the Plan and no additional securities will be issued thereunder.

SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933 and the provisions of Rule 478 promulgated thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 3 to Form S-2 on Form S-1 and has duly caused this Post-Effective Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Beltsville, Maryland on November 9, 2007.

SPHERIX INCORPORATED

By:	/s/ Claire L. Kruger Claire L. Kruger
Claire L. Kruger
Chief Executive Officer and Chief Operating Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

Chief Executive Officer, Chief Operating
/s/ Claire L. Kruger	Officer and Director (Principal Executive	November 9, 2007
Claire L. Kruger	Officer)

/s/ Robert Clayton	Chief Financial Officer and Treasurer	November 9, 2007
Robert Clayton	(Principal Financial and Accounting
Officer)

/s/ Douglas T. Brown	Director	November 9, 2007
Douglas T. Brown

/s/ A. Paul Cox, Jr. .	Director	November 9, 2007
A. Paul Cox, Jr

/s/ George S. Creel	Director	November 9, 2007
George S. Creel

/s/ Gilbert V. Levin	Director	November 9, 2007
Gilbert V. Levin

/s/ Robert A. Lodder, Jr.	President and Director	November 9, 2007
Robert A. Lodder, Jr.

/s/ Robert J. Vander Zanden	Director	November 9, 2007
Robert J. Vander Zanden